SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement Under
The Securities Act of 1933

SERVISFIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	26-0734029
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

850 Shades Creek Parkway, Suite 200
Birmingham, Alabama 35209
(Address of Principal Executive Offices)
(Zip Code)

SERVISFIRST BANCSHARES, INC. 2009 STOCK INCENTIVE PLAN;
SERVISFIRST BANCSHARES, INC. SECOND AMENDED AND RESTATED 2005 STOCK  INCENTIVE PLAN

 (Full Title of the Plans)

Thomas A. Broughton, III
President and Chief Executive Officer
ServisFirst Bancshares, Inc.
850 Shades Creek Parkway, Suite 200
Birmingham, Alabama 35209
(Name and Address of Agent for Service)
 (205) 949-0302
(Telephone Number, including Area Code, of Agent for Service)

The Commission is requested to send copies of all notices and other communications to:
William W. Horton, Esq.
Haskell Slaughter Young & Rediker, LLC
2001 Park Place, Suite 1400
Birmingham, Alabama 35203
Tel: (205) 251-1000
Fax: (205) 324-1133

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐     Accelerated filer ☑    Non-accelerated filer ☐      Smaller reporting company ☐
 (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered(1)	Per Share (2)	Price (2)	Registration Fee
Common Stock, par value $.001 per share	1,450,000	$17.633	$25,567,850.00	$1,822.99
(1)
Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement on Form S-8 shall also cover additional shares of Common Stock that may be offered and issued to prevent dilution resulting from any stock split, stock dividend, recapitalization or other similar transactions as provided under either the: (i) ServisFirst Bancshares, Inc. 2009 Stock Incentive Plan or (ii) ServisFirst Bancshares, Inc. Second Amended and Restated 2005 Stock Incentive Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. Because there is no established market for the shares being offered, the registration fee has been calculated based on the book value of such shares, computed as of September 30, 2010, the latest practicable date.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 (this “Registration Statement”) registers 1,450,000 shares of Common Stock, par value $.001 per share, of ServisFirst Bancshares, Inc. (the “Company”) reserved for issuance under: (i) the ServisFirst Bancshares, Inc. 2009 Stock Incentive Plan and (ii) the ServisFirst Bancshares, Inc. Second Amended and Restated 2005 Stock Incentive Plan (together, the “Plans”).

Item 1.  Plan Information

The document(s) containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Plans pursuant to Rule 428(b)(1) of the Securities Act. The documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information

Upon written or oral request, the Company will provide, without charge, a copy of the documents incorporated by reference in Item 3 of Part II of this Registration Statement.  These documents are incorporated by reference in the Section 10(a) prospectus.  Requests for the above-mentioned information should be directed to William M. Foshee at 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209; toll free telephone number: (866) 317-0810.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010;

(c)	The Company’s Current Reports on Form 8-K filed on January 20, 2010, February 3, 2010, March 19, 2010, April 20, 2010, May 5, 2010, July 21, 2010 and October 18, 2010; and

(d)
The description of the Company’s Common Stock, par value $0.001 per share, contained in the Company’s Registration Statement on Form 10 filed on March 28, 2008, as amended by Post-Effective Amendment No. 1 filed on April 25, 2008 and Post-Effective Amendment No. 2 filed on May 13, 2008, including all amendments and reports filed for the purpose of updating such description.

All reports and other documents the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be part hereof from the date such reports or documents are filed. Information contained herein modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained herein or in earlier-dated documents incorporated by reference. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The validity of the issuance of the shares of the Company’s Common Stock offered by this Registration Statement, pursuant to the Plans, has been passed upon by Haskell Slaughter Young & Rediker, LLC, Birmingham, Alabama.

Item 6. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the personal liability of their directors in certain circumstances. The Company’s Certificate of Incorporation (the “Certificate”) contains a provision eliminating or limiting director liability to the Company and its stockholders for monetary damages arising from acts or omissions in the director’s capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director’s fiduciary duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with its provisions. Section 9.2 of the Company’s Certificate provides for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of the Company who, by reason of the fact that he or she is a director, officer, employee, or agent of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.  These rights are supplemented by the Company’s Bylaws.

In addition, the Company has purchased insurance containing customary terms and conditions as permitted by Delaware law on behalf of its directors and executive officers, which may cover liabilities under the Securities Act.

Item 7. Exemption From Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit
Number	Description of Exhibit

4.1	Certificate of Incorporation of ServisFirst Bancshares, Inc., filed on March 28, 2008 as Exhibit 3.1 to the Company’s Registration Statement on Form 10, and incorporated by reference herein.

4.2
Certificate of Amendment to Certificate of Incorporation of ServisFirst Bancshares, Inc., filed on March 28, 2008 as Exhibit 3.2 to the Company’s Registration Statement on Form 10, and incorporated by reference herein.

4.3	Bylaws of ServisFirst Bancshares, Inc., filed on March 28, 2008 as Exhibit 3.3 to the Company’s Registration Statement on Form 10, and incorporated by reference herein.

4.4
ServisFirst Bancshares, Inc. Second Amended and Restated 2005 Stock Incentive Plan, filed on March 28, 2008 as Exhibit 10.1 to the Company’s Registration Statement on Form 10, and incorporated by reference herein.

4.5	ServisFirst Bancshares, Inc. 2009 Stock Incentive Plan, filed on April 10, 2009 as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, and incorporated by reference herein.

5.1*	Opinion of Haskell Slaughter Young & Rediker, LLC

23.1*	Consent of Mauldin & Jenkins, LLC

23.2	Consent of Haskell Slaughter Young & Rediker, LLC (included in Exhibit 5.1).

24.1	Powers of Attorney (set forth on the signature page of this Registration Statement).
* Filed herewith

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                (ii)   To reflect in the prospectus any facts or events arising after the effective date of thisRegistration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement.

                (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.

Provided, however,  that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or, otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on November 9, 2010.

SERVISFIRST BANCSHARES, INC.

By	/s/ Thomas A. Broughton, III
Thomas A. Broughton, III
President and Chief Executive Officer

POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Broughton, III and William M. Foshee, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements relating to the offering to which this Registration Statement relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas A. Broughton, III	President and Chief Executive Officer
Thomas A. Broughton, III	And Director (Principal Executive Officer)	November 9, 2010

/s/ William M. Foshee	Executive Vice President and
William M. Foshee	Chief Financial Officer(Principal Financial Officer and Principal Accounting Officer)	November 9, 2010

/s/ Stanley M. Brock	Chairman of the Board	November 9, 2010
Stanley M. Brock

/s/ Michael D. Fuller.	Director	November 9, 2010
Michael D. Fuller.

/s/ James J. Filler	Director	November 9, 2010
James J. Filler

/s/ J. Richard Cashio	Director	November 9, 2010
J. Richard Cashio

/s/ Hatton C. V. Smith	Director	November 9, 2010
Hatton C. V. Smith

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Certificate of Incorporation of ServisFirst Bancshares, Inc., filed on March 28, 2008 as Exhibit 3.1 to the Company’s Registration Statement on Form 10, and incorporated by reference herein.

4.2
Certificate of Amendment to Certificate of Incorporation of ServisFirst Bancshares, Inc., filed on March 28, 2008 as Exhibit 3.2 to the Company’s Registration Statement on Form 10, and incorporated by reference herein.

4.3	Bylaws of ServisFirst Bancshares, Inc., filed on March 28, 2008 as Exhibit 3.3 to the Company’s Registration Statement on Form 10, and incorporated by reference herein.

4.4
ServisFirst Bancshares, Inc. Second Amended and Restated 2005 Stock Incentive Plan, filed on March 28, 2008 as Exhibit 10.1 to the Company’s Registration Statement on Form 10, and incorporated by reference herein.

4.5	ServisFirst Bancshares, Inc. 2009 Stock Incentive Plan, filed on April 10, 2009 as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, and incorporated by reference herein.

5.1*	Opinion of Haskell Slaughter Young & Rediker, LLC

23.1*	Consent of Mauldin & Jenkins, LLC

23.2	Consent of Haskell Slaughter Young & Rediker, LLC (included in Exhibit 5.1).

24.1	Powers of Attorney (set forth on the signature page of this Registration Statement).
* Filed herewith